UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2007

ICAHN ENTERPRISES L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue,
Suite 4700,
New York, NY 10153

(Address of Principal Executive Offices) (Zip Code)

(212) 702-4300

(Registrant’s Telephone Number, Including Area Code)

American Real Estate Partners, L.P.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed to provide the financial statements and pro forma financial information relating to our recent acquisition of PSC Metals, Inc. (“PSC Metals”).

On November 9, 2007, we filed our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007 (“Form 10-Q”). In Part II, Item 5 of the Form 10-Q (“Other Information”), we reported the completion, on November 5, 2007, of our acquisition of all the issued and outstanding stock of PSC Metals, Inc. from Philip Services Corporation, in which Carl C. Icahn indirectly owns a 95.6% interest and we indirectly own the remaining 4.4% interest. We reported the acquisition in Item 5 of the Form 10-Q in lieu of reporting it in Item 2.01 of a Current Report on Form 8-K which would otherwise have been required to be filed with respect to such information.

PSC Metals is engaged in the business of transporting, recycling and processing metals. We are a diversified holding company owning subsidiaries in the following continuing operating businesses: Investment Management, Metals, Real Estate and Home Fashion.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

i

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc. its General Partner
By:	/s/ Andrew R. Skobe Andrew R. Skobe Chief Financial Officer

Date: December 5, 2007

ii

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
PSC Metals, Inc.

We have audited the accompanying consolidated balance sheets of PSC Metals, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, stockholder’s equity and other comprehensive income, and cash flows for three years in the period ended December 31, 2006, all on an Icahn pushdown basis. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PSC Metals, Inc. and Subsidiaries as of December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Cleveland, Ohio
November 5, 2007

PSC METALS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(In Thousands)

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,332	$12,949
Marketable securities	5,543	—
Accounts receivable (net of allowance for doubtful accounts of $593 and $1,379 at December 31, 2006 and 2005, respectively)	55,308	67,997
Accounts receivable from related parties	555	1,046
Inventories	58,438	54,894
Prepaid expenses and other current assets	6,412	5,096
Deferred income taxes	3,304	2,215
Total current assets	151,892	144,197
PROPERTY, PLANT AND EQUIPMENT, NET	50,917	42,753
DEFERRED INCOME TAXES — NONCURRENT	14,178	11,727
OTHER ASSETS	3,080	3,211
TOTAL ASSETS	$220,067	$201,888
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt and capital lease obligations	$652	$1,195
Accounts payable	23,769	24,171
Accounts payable to related party	352	353
Accrued liabilities	8,647	8,021
Total current liabilities	33,420	33,740
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION	1,607	2,271
ACCRUED ENVIRONMENTAL COSTS	19,861	19,931
COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)	—	—
STOCKHOLDER'S EQUITY
Common stock	—	—
Additional paid-in capital	131,482	131,482
Retained earnings	30,138	14,373
Accumulated other comprehensive income	3,559	91
Total stockholder's equity	165,179	145,946
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$220,067	$201,888

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2006, 2005 and 2004
(In Thousands)

	Year Ended December 31,
	2006	2005	2004
Revenues	$710,054	$600,989	$660,172
Cost of sales	652,090	555,311	563,909
Gross profit	57,964	45,678	96,263
Selling, general and administrative	15,028	14,525	18,196
Operating income	42,936	31,153	78,067
Interest expense	(160)	(278)	(2,405)
Interest and other income	5,144	1,457	4,502
Income before income taxes	47,920	32,332	80,164
Provision (benefit) for income taxes	(2,845)	8,907	(18,949)
NET INCOME	$50,765	$23,425	$99,113

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
AND OTHER COMPREHENSIVE INCOME
For the Years Ended December 31, 2006, 2005 and 2004
(In Thousands)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholder's Equity
Balance at January 1, 2004	$—	$70,702	$(98,165)	$(728)	$(28,191)
Comprehensive income:
Net income	—	—	99,113	—	99,113
Foreign currency translation adjustments	—	—	—	854	854
Minimum pension liability adjustment	—	—	—	(205)	(205)
Total comprehensive income					99,762
Capital contribution	—	60,780	—	—	60,780
Balance at December 31, 2004	—	131,482	948	(79)	132,351
Comprehensive income:
Net income	—	—	23,425	—	23,425
Foreign currency translation adjustments	—	—	—	717	717
Minimum pension liability adjustment	—	—	—	(547)	(547)
Total comprehensive income					23,595
Dividend payment	—	—	(10,000)	—	(10,000)
Balance at December 31, 2005	—	131,482	14,373	91	145,946
Comprehensive income:
Net income	—	—	50,765	—	50,765
Foreign currency translation adjustments	—	—	—	391	391
Minimum pension liability adjustment	—	—	—	245	245
Unrealized gain on available for sale securities, net of tax	—	—	—	2,832	2,832
Total comprehensive income					54,233
Dividend payments	—	—	(35,000)	—	(35,000)
Balance at December 31, 2006	$—	$131,482	$30,138	$3,559	$165,179

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006, 2005 and 2004
(In Thousands)

	Year Ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$50,765	$23,425	$99,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,816	4,097	2,827
Deferred income taxes	(5,512)	6,357	(20,299)
Gain on sale of assets	(797)	(1,035)	(1,666)
Gain on sale of available for sale securities	(3,185)	—	—
Change in minimum pension obligation	245	(547)	—
Cash flow before changes in operating assets and liabilites	48,332	32,297	79,975
Changes in operating assets and liabilities	8,604	(280)	(40,091)
Net cash provided by operating activities	56,936	32,017	39,884
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(15,900)	(26,972)	(10,585)
Proceeds from sale of property, plant and equipment	1,717	989	1,989
Marketable securities acquired	(1,180)	—	—
Proceeds from sale of available for sale securities	3,626	—	—
Net cash used in investing activities	(11,737)	(25,983)	(8,596)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on debt	(415)	(8,115)	(57,903)
Principal borrowing on debt	11	932	11,363
Principal payments of capital lease obligations	(803)	(1,185)	(1,284)
Capital contributions from Parent	—	—	39,200
Dividend payment	(35,000)	(10,000)	—
Net cash used in financing activities	(36,207)	(18,368)	(8,624)
Effect of exchange rate changes on cash	391	717	—
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,383	(11,617)	22,664
Cash and cash equivalents at beginning of year	12,949	24,566	1,902
Cash and cash equivalents at end of year	$22,332	$12,949	$24,566

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 1 — Organization and Basis of Presentation

Business

PSC Metals, Inc. (the “Company”), an Ohio corporation, and its wholly owned subsidiaries Cappco Tubular Products Canada, Inc., Cappco Tubular Products USA, Inc. (collectively “Cappco”) and PSC Metals-Akron, Inc., are principally engaged in the business of collecting and processing ferrous and non-ferrous metals. As of December 31, 2006, the Company was a wholly owned subsidiary of Philip Services Corporation (“Philip”), a Delaware corporation that is principally engaged in providing industrial outsourcing and environmental services to major industry sectors throughout North America. As discussed in Note 14, “Subsequent Events,” on November 5, 2007 Icahn Enterprises L.P. (“Icahn Enterprises”), through a direct wholly owned subsidiary, acquired all of the issued and outstanding capital stock of the Company for $335,000 in cash.

The Company collects industrial scrap metal and obsolete scrap metal, processes it into reusable forms, and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. These services are provided through the Company’s recycling facilities located in eight states. The Company’s ferrous products include primarily shredded, sheared, bundled scrap metal and other purchased scrap metal such as turnings and cast and broken furnace iron. The Company also processes non-ferrous metals including aluminum, copper, brass, stainless steel and other nickel-bearing metals.

Cappco is in the secondary steel pipe business and has multiple stocking locations throughout Canada and the United States. Cappco distributes secondary and structural grade pipe to industries that include casing, fiber optics, tunneling, foundation piling, road-boring and fabrication.

Basis of Presentation

In June 2003, Philip and substantially all of its U.S. domiciled subsidiaries, including the Company, filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On December 10, 2003, the Bankruptcy Court confirmed the Second Amended and Restated Joint Plan of Reorganization (the “Plan”). Under the terms of the Plan, Philip became wholly owned by entities owned by Mr. Carl C. Icahn. As a result, the accompanying consolidated financial statements reflect the historical push-down basis of the assets and liabilities as if the Company had been acquired by entities owned by Mr. Icahn on December 31, 2003, the effective date of control.

The consolidated financial statements of the Company have been prepared in U.S. dollars using accounting principles generally accepted in the United States of America.

Note 2 — Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses and disclosures of contingencies. Actual results could differ from the estimates and judgments made in preparing these consolidated financial statements, which could be material. Significant items subject to such estimates and assumptions include the carrying value of property, plant and equipment, inventories, deferred income tax assets, environmental liabilities and insurance claims.

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany balances, transactions and profits have been eliminated in consolidation.

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 2 — Significant Accounting Policies  – (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on deposit and deposits in money market instruments, with original maturity dates of less than three months from the date they are acquired. At December 31, 2006 and 2005, the Company had cash balances in excess of the Federal Deposit Insurance Corporation maximum of $100. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Marketable Securities

Marketable securities consist of shares of stock, acquired in bankruptcy settlement, and held for resale. The securities are accounted for as available-for-sale in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and are classified as marketable securities on the Consolidated Balance Sheets. Available-for-sale securities are required to be carried at fair value, with any unrealized gains and losses reported on the Consolidated Statement of Stockholder’s Equity within a separate component, accumulated other comprehensive income (loss). The Company utilizes the specific identification method to determine the cost of the securities sold.

Accounts Receivable, Net

Accounts receivable are recorded when billed or accrued and represent amounts due from customers on product and other sales. The Company’s receivables, net of allowance for doubtful accounts, represent their estimated net realizable value. The Company establishes its allowance for doubtful accounts based on a number of factors, including the age of the balance, past experience with the customer, changes in collection patterns and general industry conditions.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the average cost method. The production and accounting process utilized by the Company to record recycled metals inventory quantities relies on significant estimates. The Company relies upon perpetual inventory records that utilize estimated recoveries and yields that are based upon historical trends and periodic tests for certain unprocessed metal commodities. Over time, these estimates are reasonably good indicators of what is ultimately produced; however, actual recoveries and yields can vary depending on product quality, moisture content and source of the unprocessed metal. To assist in validating the reasonableness of the estimates, the Company performs periodic physical inventories. Physical inventories may detect significant variations in volume, but because of variations in product density and production processes utilized to manufacture the product, physical inventories will not generally detect smaller variations. To help mitigate this risk, the Company adjusts its physical inventories when the volume of a commodity is low and a physical inventory can more accurately predict the remaining volume.

Details of inventory are as follows:

	2006	2005
Ferrous	$30,360	$33,963
Non-ferrous	7,871	3,005
Secondary	20,207	17,926
	$58,438	$54,894

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Major rebuilds and improvements are capitalized, while repairs and maintenance costs are expensed as incurred. Depreciation is

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 2 — Significant Accounting Policies  – (continued)

determined for financial reporting purposes using the straight-line method over the following estimated useful lives: 10 to 20 years for buildings and 3 to 25 years for equipment.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Management will determine whether there has been a permanent impairment on such assets held for use in the business by comparing anticipated undiscounted future cash flows from operating activities involving the asset to the carrying value of the asset. The amount of any resulting impairment will be calculated using the present value of the same cash flows. Long-lived assets to be disposed of are valued at the lower of carrying amount or net realizable value.

Environmental Liability

The Company accrues environmental remediation costs associated with identified sites where an assessment has indicated that cleanup costs are probable and can be reasonably estimated. Such accruals are based on currently available information, existing technology and enacted laws and regulations. The liability for environmental and closure costs is included in the consolidated balance sheet under accrued environmental costs. The Company accounts for its environmental remediation costs in accordance with AICPA Statement of Position 96-1, Environmental Remediation Liabilities.

Self-Insured Reserves

For medical claims for most of its employees, workers’ compensation claims and general liability claims, the Company has a deductible or self-insurance retention and is protected by stop-loss insurance policies. The Company records a reserve for reported but unpaid claims and the estimated cost of incurred but not reported (“IBNR”) claims. IBNR reserves are based on a lag estimate for medical claims and actuarial assumptions for workers’ compensation and general liability claims.

Impact of New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes —  an interpretation of FASB No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and provides guidance on the recognition, de-recognition, and measurement of benefits related to an entity’s uncertain tax positions. FIN 48 is effective for the Company beginning January 1, 2007. As a result of the implementation of FIN 48, the Company will recognize an increased liability of approximately $1.3, which will be accounted for as a reduction to the January 1, 2007 balance of retained earnings.

In September 2006, the FASB issued FASB Statement (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). This statement defines “fair value,” establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of its adoption of SFAS No. 157.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS No. 158”). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income. The Company is required to adopt SFAS No. 158 as of December 31, 2007. The Company is evaluating the effect the adoption of this statement will have on its consolidated financial position or results of operations.

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 2 — Significant Accounting Policies  – (continued)

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs) and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to be material to our financial statements.

Financial Instruments

The Company’s accounts receivable, accounts payable and long-term debt constitute financial instruments. The fair value of the Company’s long-term debt is discussed in Note 6 to the Consolidated Financial Statements. The Company’s accounts receivable and accounts payable approximated their fair value at December 31, 2006 and 2005. Concentration of credit risk in accounts receivable is limited, due to the large number of customers the Company services throughout North America. One customer represented 13% and 12% of accounts receivable at December 31, 2006 and 2005, respectively. Sales to this customer represented 7.7%, 7.1% and 7.8% of revenues for the years ended December 31, 2006, 2005 and 2004, respectively.

Revenue Recognition

The Company’s primary source of revenue is from the sale of processed ferrous and non-ferrous scrap metals. The Company also generates revenues from the brokering of scrap metals or from services performed. Revenues from processed ferrous and non-ferrous scrap metal sales are recognized when title passes to the customer. Revenues relating to brokered sales are recognized upon receipt of the materials by the customer. Revenues from services are recognized as the service is performed. Sales adjustments related to price and weight differences and allowances for uncollectible receivables are accrued against revenues as incurred.

Income Taxes

Deferred income taxes are determined based on the difference between the financial reporting and tax basis of assets and liabilities. The deferred income tax provision represents the change during the reporting period in the deferred tax assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which these temporary differences are expected to be recovered or settled. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currency Translation

The functional currency of the Company’s foreign subsidiary, Cappco Tubular Products Canada Inc., is the Canadian dollar. Transaction gains or losses are realized when incurred. The assets and liabilities denominated in a foreign currency for foreign operations are translated at exchange rates in effect at the balance sheet date. The resulting gains and losses are reflected in the other accumulated comprehensive income in stockholder’s equity.

Stock-Based Compensation

The Company does not have any stock-based employee compensation arrangements at December 31, 2006, 2005 or 2004.

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 3 — Marketable Securities

Marketable securities consist of shares of common stock of Keystone Consolidated Industries, Inc. (“Keystone”), acquired in bankruptcy settlement, and held for resale. In 2006, the Company determined the value of Keystone common stock it received from the emergence of the bankruptcy protection. As such, 590,033 shares of common stock at a valuation of $1,180 were recorded as marketable securities, available-for-sale. Also, during 2006, the Company sold 220,500 shares for $3,626 recording a gain on sale of $3,185.

As of December 31, 2006, the marketable securities consist of 369,533 shares of Keystone common stock. Any unrealized gains or losses with respect to investments classified as available-for-sale are recognized within the Consolidated Statement of Shareholder’s Equity as accumulated other comprehensive income, net of deferred taxes. At December 31, 2006, the fair value of the securities was an asset of $5,543 and the Company recorded a gross unrealized gain of $4,803 (including the tax effect of $1,972) for the year ended December 31, 2006.

Note 4 — Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS No. 109, the Company provides deferred income taxes for the tax effects of temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities.

As of December 31, 2006, 2005 and 2004, the Company had federal net operating loss carryforwards in the United States of approximately $100, $15,900 and $15,700, respectively. The U.S. net operating loss carryforwards expire in 2022.

The Company is a part of an affiliated group of corporations controlled by Carl C. Icahn and is included as part of the consolidated federal income tax return for the years ended December 31, 2006, 2005 and 2004. The ultimate parent entity of Philip and the affiliated group of corporations controlled by Mr. Icahn is Starfire Holding Corporation (“Starfire”). The tax provision was prepared on a separate company basis as if the Company filed a stand-alone tax return.

U.S. and foreign income from operations before taxes are as follows:

	2006	2005	2004
U.S.	$43,923	$29,083	$78,461
Non-U.S.	3,997	3,249	1,703
Total income from operations	$47,920	$32,332	$80,164

Federal, state and foreign expense (benefit) for income taxes are as follows:

	2006	2005	2004
U.S. federal and state — current	$1,354	$142	$690
U.S. federal and state — deferred	(5,683)	6,407	(19,782)
	(4,329)	6,549	(19,092)
Non-U.S. — current	1,313	2,408	660
Non-U.S. — deferred	171	(50)	(517)
	1,484	2,358	143
Total expense (benefit)	$(2,845)	$8,907	$(18,949)

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 4 — Income Taxes  – (continued)

The Company’s expense (benefit) for income taxes is comprised of the following:

	2006	2005	2004
Income tax rate based on statutory income tax rate	35.00%	35.00%	35.00%
State taxes, net of federal benefit	4.18%	18.52%	(2.15)%
Tax rate differentials in other jurisdictions	.46%	3.12%	1.78%
Other	.15%	.21%	.08%
Adjustment due to 2004 tax return filings (U.S. and Canada)	—	(35.67)%	—
Valuation allowance	(45.73)%	6.37%	(58.33)%
Expense (benefit) for income taxes related to income statement	(5.94)%	27.55%	(23.64)%

The net deferred tax asset/(liabilities) consists of the following temporary differences:

	2006	2005
Current Deferred Asset
Net operating loss	$3,748	$—
Excess interest carryforward	—	3,931
Accruals not yet deductible	3,296	2,702
Inventory related	2,439	2,406
Other	(231)	—
Marketable securities	(1,971)	—
Valuation allowance	(3,977)	(6,824)
Current Deferred Asset	$3,304	$2,215
Noncurrent Deferred Asset
Net operating loss	$—	$11,206
Property, plant and equipment and goodwill basis differences	23,826	29,203
Environmental/insurance related	7,420	7,453
Valuation allowance	(17,068)	(36,135)
Noncurrent Deferred Asset	$14,178	$11,727
Deferred tax asset	$17,482	$13,942

Management considers whether it is more likely than not that all of the deferred tax assets will be realized. Projected future income tax-planning strategies and the expected reversal of deferred tax liabilities are considered in making this assessment. Based on the projected taxable income for 2007, the Company has adjusted its valuation allowance with regard to its U.S. deferred tax assets. For the years ended December 31, 2006 and 2005, the valuation allowance has decreased/(increased) by $21,914 and $(2,060), respectively. The Company will analyze and assess this valuation allowance again as of December 31, 2007. The Company has not provided a valuation allowance against its Canadian deferred tax assets, primarily comprised of tax basis goodwill, based on the level of projected future taxable income over the periods in which the deferred tax assets are deductible.

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 5 — Property, Plant and Equipment

Details of property, plant and equipment are as follows:

	2006	2005
Land	$6,511	$4,605
Buildings	3,816	3,245
Equipment	50,123	31,436
Construction in progress	8,312	14,741
	68,762	54,027
Less accumulated depreciation	17,845	11,274
	$50,917	$42,753

Details of depreciation expense are as follows:

	2006	2005	2004
Cost of sales	$6,553	$3,847	$2,606
Selling, general and administrative	263	250	221
	$6,816	$4,097	$2,827

Note 6 — Long-Term Debt

	2006	2005
Loans collateralized by certain assets having a net book value of $2,723 at December 31, 2006 and 2005 bearing interest at a weighted average fixed rate of 5.5% (2005 — 5%) maturing at various dates up to 2020	$1,747	$2,151
Obligations under capital leases on equipment bearing interest at rates varying from 5% to 8% maturing at various dates to 2011	512	1,315
	2,259	3,466
Less current maturities of long-term debt	652	1,195
	$1,607	$2,271

As a wholly owned subsidiary of Philip, the Company is jointly and severably liable for debt obligations of its Parent.

Credit Agreement

On December 30, 2004, Philip and its subsidiaries, including the Company, entered into a credit agreement with UBS Securities LLC, as lead arranger, and three other financial institutions, of up to $120,000, which matures on December 30, 2009. The Company is a co-borrower under the credit agreement and has granted a security interest in substantially all of its assets to secure its obligations thereunder. The credit agreement provides for a revolving line of credit, subject to a borrowing base formula calculated on eligible accounts receivable and eligible scrap metal inventory. Borrowings under the credit agreement bear interest at a rate equal to the base rate (which is based on the UBS AG Bank “prime rate”) plus 1.00%, 1.25% or 1.50% depending on Philip’s total liquidity (greater than $50,000, $25,000 to $50,000 and less than $25,000, respectively). Total liquidity is generally defined in the credit agreement as the sum of the borrowing base availability (determined monthly) and the available cash. The credit agreement will generally be used for working capital purposes and to issue letters of credit to support financial assurance needs related to insurance, environmental, bonding and vendor programs. The letters of credit bear an annual fee of 2.0%. Philip

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 6 — Long-Term Debt  – (continued)

had undrawn capacity of $64,077 and $43,877 at December 31, 2006 and 2005, respectively, no borrowings outstanding and outstanding letters of credit of $55,674 and $74,391 at December 31, 2006 and 2005, respectively.

As of December 31, 2006 and 2005, Philip was required to maintain the following financial covenants under the credit agreement: (i) maximum leverage, which is consolidated indebtedness to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), ratio of 5 to 1, (ii) maximum senior leverage, which is consolidated indebtedness less all subordinated indebtedness to consolidated EBITDA, ratio of 3 to 1 and (iii) minimum fixed charge coverage, which is consolidated EBITDA to the sum of consolidated interest expense, capital expenditures, cash tax payments and principal payments, ratio of 1.1 to 1. Financial covenants are not tested if total liquidity is $25,000 or greater. At December 31, 2006 and 2005, Philip was in compliance with the covenants under the credit agreement.

The various components of long-term debt described in this note are financial instruments. As of December 31, 2006 and 2005, the carrying value of the Company’s debt approximated its fair market value.

At December 31, 2006, the aggregate amount of payments required to meet long-term debt installments including capital lease obligations, in each of the next five years and thereafter, is as follows:

2007	$652
2008	394
2009	272
2010	115
2011	113
Thereafter	713
$2,259

Note 7 — Accrued Liabilities

Accrued liabilities consist of the following:

	2006	2005
Accrued employee compensation and benefit costs	$4,460	$2,924
Accrued purchases	984	1,587
Income taxes payable to parent	1,835	1,515
Accrued closure, severance and restructuring costs	438	722
Insurance claims outstanding	476	610
Accrued other	317	510
Accrued property and commodity taxes	137	153
	$8,647	$8,021

The Company determines its insurance claims’ liabilities using actuarial principles on an undiscounted basis. The Company retains liability for (i) auto and general liability claims of up to $1,000 for each occurrence and (ii) certain property claims of up to $2,000 for each occurrence. Other than for Ohio, the Company retains liability for workers’ compensation claims of up to $1,000 for each occurrence. In Ohio, the Company is in the State Fund which is administered by the Bureau of Workers Compensation (the “Bureau”). The Bureau makes payments for all workers’ compensation benefits out of the premiums the Company pays into the State Fund.

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 7 — Accrued Liabilities  – (continued)

To the extent that any insurance carrier is unable to meet its obligations under existing insurance policies, the Company could be liable for the defaulted amount. From time to time, other retention/deductible amounts apply because claims arise under policies of subsidiary, acquired or predecessor companies.

Note 8 — Commitments

Future rental payments required under operating leases for premises and equipment are as follows:

2007	$3,783
2008	3,446
2009	3,243
2010	2,813
2011	2,521
Thereafter	12,094
$27,900

Rental expense amounted to $3,805, $3,603 and $3,758 for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 9 — Contingencies

The Company is not currently a party to any material pending legal proceedings, other than routine matters incidental to its business, and no material developments have occurred in any such proceedings. The Company is unable to predict the outcome of the foregoing matters and cannot provide assurance that these or future matters will not have a material adverse effect on the results of operations or financial position of the Company.

The Company is subject to federal, state, local and foreign environmental laws and regulations concerning discharges to the air, soil, surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials and hazardous substances. The Company is also subject to other federal, state, local and foreign laws and regulations including those that require the Company to remove or mitigate the effects of the disposal or release of certain materials at various sites.

It is impossible to predict precisely what effect these laws and regulations will have on the Company in the future. Compliance with environmental laws and regulations may result in, among other things, capital expenditures, costs and liabilities. Management believes, based on past experience and its best assessment of future events, that these environmental liabilities and costs will be assessed and paid over an extended period of time. The Company believes that it will be able to fund such costs in the ordinary course of business.

Certain of the Company’s facilities are environmentally impaired in part as a result of operating practices at the sites prior to their acquisition by the Company and as a result of Company operations. The Company has established procedures to periodically evaluate these sites, giving consideration to the nature and extent of the contamination. The Company has provided for the remediation of these sites based upon management’s judgment and prior experience. The Company has estimated the liability to remediate these sites to be $19,861 and $19,931 at December 31, 2006 and 2005, respectively.

The Company has been named as a potentially responsible or liable party under U.S. federal and state superfund laws in connection with various sites. It is alleged that the Company and its subsidiaries or their predecessors transported waste to the sites, disposed of waste at the sites, or operated the sites in question. The Company has reviewed the nature and extent of the allegations, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Based on its review, the Company has accrued its estimate of its liability to remediate these

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 9 — Contingencies  – (continued)

sites to be $0 and $300 at December 31, 2006 and 2005, respectively. If it is determined that more expensive remediation approaches are required in the future, the Company could incur additional obligations, which could be material.

Estimates of the Company’s liability for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult to make, and the ultimate outcome may differ from current estimates. As additional information becomes available, estimates are adjusted. It is possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could alter estimates and necessitate the recording of additional liabilities, which could be material. Moreover, because the Company has disposed of waste materials at numerous third-party disposal facilities, it is possible that the Company will be identified as a potentially responsible party at additional sites. The impact of such future events cannot be estimated at the current time.

Note 10 — Common Stock

	2006	2005
Share capital consists of:
Authorized: 100 shares of common stock, issued and outstanding:
Quantity	1	1
Par value per share	$1.00	$1.00

Note 11 — Consolidated Statements of Cash Flows

Changes in operating assets and liabilities are as follows:

	2006	2005	2004
Accounts receivable	$13,180	$(245)	$(29,690)
Inventories	(3,544)	(979)	(11,861)
Prepaid expenses and other current assets	(1,316)	(419)	5,494
Other assets	131	(262)	(2,578)
Accounts payable	(403)	7,109	3,034
Accrued liabilities	556	(5,484)	(4,490)
	$8,604	$(280)	$(40,091)

The supplemental cash flow disclosures are as follows:

	2006	2005	2004
Interest paid	$160	$250	$321
Income taxes paid, net of refunds	1,485	2,491	—
Reorganization exit costs paid	—	—	2,556
Non-cash capital contributions from Parent	$—	$—	$21,580

Note 12 — Employee Benefit Plans

401(k) Plan

The Company offers a 401(k) plan covering all U.S. employees, with the exception of the Columbus Hourly Union employees. The Company provides a matching contribution equal to 50% of the employee’s pre-tax contribution to a maximum of $3 per year. The Company’s contributions to the Columbus Hourly

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 12 — Employee Benefit Plans  – (continued)

Union’s 401(k) Plan are made in accordance with the Collective Bargaining Agreement. Total Company contributions to both plans for the years ended December 31, 2006, 2005 and 2004 was $577, $552 and $479, respectively.

Forfeitures of unvested Company contributions are used to reduce future Company matching contributions.

Pension Plans

The Company sponsors four defined benefit pension plans for hourly union employees. The four defined benefit pension plans have been frozen and there is no further accrual of benefits/service. The Company’s funding policy for the pension plans is to contribute amounts required to meet regulatory requirements.

The following table sets forth the pension costs for the years ended December 31, 2006, 2005 and 2004:

	2006	2005	2004
Service cost	$37	$94	$200
Interest cost	304	309	295
Expected return on plan assets	(391)	(384)	(357)
Amortization of net transition asset	—	—	(7)
Amortization of net loss	55	49	42
Net periodic benefit cost	$5	$68	$173

The components of the change in benefit obligation of the pension plans are as follows at December 31, 2006, 2005 and 2004:

	2006	2005	2004
Benefit obligation at beginning of year	$5,759	$5,416	$4,838
Service cost	37	94	200
Interest cost	304	309	295
Actuarial loss	436	215	385
Benefits paid	(284)	(275)	(302)
Benefit obligation at end of year	$6,252	$5,759	$5,416

The reconciliation of the beginning and ending balances of the fair value of the assets of the pension plans are as follows at December 31, 2006, 2005 and 2004:

	2006	2005	2004
Fair value of plan assets at beginning of year	$4,989	$4,920	$4,588
Actual return on plan assets	665	294	467
Employer contributions	59	50	167
Benefits paid	(284)	(275)	(302)
Fair value of plan assets at end of year	$5,429	$4,989	$4,920

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 12 — Employee Benefit Plans  – (continued)

The funded status of the pension plans are as follows at December 31, 2006, 2005 and 2004:

	2006	2005	2004
Funded status	$(823)	$(770)	$(496)
Unrecognized net loss	1,723	1,616	1,360
Net amount recognized	$900	$846	$864

Amounts recognized in the Consolidated Balance Sheets consist of the following at December 31, 2006 and 2005, respectively:

	2006	2005
Prepaid benefit cost	$352	$—
Accrued benefit liability	(823)	(770)
Accumulated other comprehensive income	1,371	1,616
Net amount recognized	$900	$846

Weighted average assumptions used in the pension plans to determine benefit obligations and net periodic benefit cost are as follows at December 31:

	2006	2005	2004
Discount rate	5.50%	5.75%	6.25%
Expected return on plan assets	8.00%	8.00%	8.00%

The expected rate of return on plan assets assumption is based upon actual historical returns, future expectations for returns for each asset class and the effect of periodic target asset allocation rebalancing. These expected results were adjusted for the payment of reasonable expenses of the plan from plan assets.

The Company made cash contributions of $59, $50 and $167 in 2006, 2005 and 2004, respectively, to its pension plans. Based on estimates provided by its actuaries, the Company expects to make cash-funding contributions to its pension plans of approximately $40 during 2007.

The weighted-average asset allocation of the pension plan assets by asset category and target range are as follows:

Percentage of Plan Assets at December 31, 2006 and 2005:

	2006	2005
Equity securities	68%	66%
Debt securities	32%	34%
Total	100%	100%

The Company’s pension plan assets are managed by outside investment managers. The Company’s investment strategy with respect to pension plan assets is to maximize returns while preserving principal.

Note 13 — Related Parties

During the first two months of 2005, Philip’s largest stockholder, Carl C. Icahn, participated in Philip’s payment-in-kind debt facilities through entities he controlled. During 2004 Mr. Icahn also participated in the term debt facilities. Philip repaid in full the $150,000 term loan provided by Mr. Icahn during 2004. Mr. Icahn controlled $0 and approximately $14,316 of Philip’s debt as of December 31, 2005 and 2004, respectively,

PSC METALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
(Amounts in Thousands Except Share Amounts)

Note 13 — Related Parties  – (continued)

and was associated with approximately $56 and $8,570 in interest expense and fees for the years ended December 31, 2005 and 2004, respectively.

Philip has entered into a Tax Allocation Agreement (the “Agreement”) with Starfire. The Agreement provides that Starfire will pay all consolidated federal income taxes on behalf of the consolidated group which includes Philip. Philip will make payments to Starfire in an amount equal to the tax liability, if any, that it would have if it were to file as a consolidated group separate and apart from Starfire.

The Company uses XO Communications, Inc. to provide the majority of its telecommunications services and incurred $352, $353 and $148 for the years ended December 31, 2006, 2005 and 2004, respectively. Mr. Icahn owns a majority interest in XO Communications, Inc.

The Company sold material to Alliance Castings of approximately $11,025, $9,105 and $6,792 for the years ending December 31, 2006, 2005 and 2004, respectively. Material sold to Chicago Castings was approximately $557, $2,308 and $3 for the years ended December 31, 2006, 2005 and 2004, respectively. Mr. Icahn is a major shareholder of each of the companies.

Included in selling, general and administrative costs is approximately $106, $100 and $1,500 paid to Philip for certain services provided to the Company for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 14 — Subsequent Events

On February 26, 2007, the Company acquired substantially all the assets of Ravenna Salvage, Inc., a full service scrap metal recycler in Ohio. The purchase price of $5,628 and the results of operations for the two yards acquired are reflected in the consolidated results of the Company from the date of acquisition.

On June 20, 2007, the Company acquired substantially all the assets of Midwest Sales, LLC, a full service scrap metal recycler in Missouri. The purchase price of $1,307 and the results of operations for the two yards acquired are reflected in the consolidated results of the Company from the date of acquisition.

On September 10, 2007, the Company acquired substantially all the assets of Wimco Operating Company, Inc., a full service scrap metal recycler in Ohio. The purchase price of $39,960 and the results of operations for these five yards and trucking fleet are reflected in the consolidated results of the Company from the date of acquisition.

On November 5, 2007, Icahn Enterprises, through a direct wholly owned subsidiary, purchased 100% of the issued and outstanding capital stock of the Company in exchange for approximately $335,000 in cash and the Company became an indirect wholly owned subsidiary of Icahn Enterprises. Philip used a portion of the proceeds to pay the Company’s portion of the joint credit agreement, approximately $34,600, and the Company was released from all claims, guarantees and future obligations under the credit agreement. In addition, Philip used proceeds to collateralize the Company’s letters of credit of approximately $6,300.

The Company is currently under negotiations to enter into a $100,000 asset-based borrowing agreement. Subsequent to the closing of the borrowing agreement, the Company will fund its letters of credit from its borrowing base and funds used to collateralize the letters of credit by Philip will be released.

PSC METALS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,302	$22,332
Marketable securities	6,855	5,543
Accounts receivable (net of allowance for doubtful accounts of $1,431 and $593 at September 30, 2007 and December 31, 2006, respectively)	94,911	55,308
Accounts receivable from related parties	622	555
Inventories	68,655	58,438
Prepaid expenses and other current assets	5,906	6,412
Deferred income taxes	3,970	3,304
Total current assets	184,221	151,892
PROPERTY, PLANT AND EQUIPMENT, NET	78,365	50,917
GOODWILL	14,908	—
DEFERRED INCOME TAXES NONCURRENT	17,037	14,178
OTHER ASSETS	8,240	3,080
TOTAL ASSETS	$302,771	$220,067
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt and capital lease obligations	$35,114	$652
Accounts payable	32,466	23,769
Accounts payable to related party	274	352
Accrued liabilities	12,071	8,647
Total current liabilities	79,925	33,420
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION	1,934	1,607
ACCRUED ENVIRONMENTAL COSTS	24,012	19,861
ACCRUED OTHER LIABILITIES	1,340	—
COMMITMENTS AND CONTINGENCIES (Note 9)	—	—
STOCKHOLDER'S EQUITY
Common stock	—	—
Additional paid-in capital	132,022	131,482
Retained earnings	55,927	30,138
Accumulated other comprehensive income	7,611	3,559
Total stockholder's equity	195,560	165,179
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$302,771	$220,067

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
For the Three Months Ended September 30, 2007 and 2006
(In Thousands)

	Three Months Ended September 30,
	2007	2006
Revenues	$198,903	$179,173
Cost of sales	184,368	168,412
Gross profit	14,535	10,761
Selling, general and administrative	5,446	2,412
Operating income	9,089	8,349
Interest expense	(214)	(37)
Interest and other income	147	437
Income before income taxes	9,022	8,749
Income tax benefit (expense)	(180)	520
NET INCOME	$8,842	$9,269

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
For the Nine Months Ended September 30, 2007 and 2006
(In Thousands)

	Nine Months Ended September 30,
	2007	2006
Revenues	$622,282	$556,143
Cost of sales	578,274	509,743
Gross profit	44,008	46,400
Selling, general and administrative	15,979	11,617
Operating income	28,029	34,783
Interest expense	(532)	(126)
Interest and other income	172	718
Income before income taxes	27,669	35,375
Income tax benefit (expense)	(540)	2,101
NET INCOME	$27,129	$37,476

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY AND
OTHER COMPREHENSIVE INCOME
(Unaudited)
For the Nine Months Ended September 30, 2007
(In Thousands)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholder's Equity
Balance at December 31, 2006	$—	$131,482	$30,138	$3,559	$165,179
Cumulative effect of adjustment from adoption of FIN 48	—	—	(1,340)	—	(1,340)
Comprehensive income:
Net income	—	—	27,129	—	27,129
Foreign currency translation adjustments	—	—	—	3,199	3,199
Unrealized gain on available for sale securities, net of tax	—	—	—	853	853
Total comprehensive income					31,181
Capital contribution	—	540	—	—	540
Balance at September 30, 2007	$—	$132,022	$55,927	$7,611	$195,560

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
For the Nine Months Ended September 30, 2007 and 2006
(In Thousands)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,129	$37,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,275	5,037
Amortization	360	—
Deferred income taxes	(3,526)	(4,263)
Gain on sale of assets	(514)	(355)
Cash flow before changes in assets and liabilites	30,724	37,895
Changes in operating assets and liabilities	(22,111)	(9,545)
Net cash provided by operating activities	8,613	28,350
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(19,879)	(18,820)
Proceeds from sale of property, plant and equipment	177	425
Acquisitions	(46,886)	—
Receipts on long-term notes receivable	358	—
Net cash used in investing activities	(66,230)	(18,395)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal borrowing on debt	62,411	9
Principal payments on debt	(27,402)	(406)
Principal payments of capital lease obligations	(221)	(594)
Dividend payment	—	(10,000)
Capital contribution	540	—
Other	60	—
Net cash provided by (used in) financing activities	35,388	(10,991)
Effect of exchange rate changes on cash	3,199	896
NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,030)	(140)
Cash and cash equivalents at beginning of period	22,332	12,949
Cash and cash equivalents at end of period	$3,302	$12,809

The accompanying notes to consolidated financial statements are an integral part of these statements.

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 1 — Organization and Basis of Presentation

Business

PSC Metals, Inc. (the “Company”), an Ohio corporation, and its wholly owned subsidiaries Cappco Tubular Products Canada, Inc., Cappco Tubular Products USA, Inc. (collectively “Cappco”), PSC Metals-Akron, Inc., PSC Metals-Alliance, LLC, PSC Metals-Aliquippa, LLC, PSC Metals-CAW, LLC, PSC Metals-Elyria, LLC, PSC Metals-Garn, LLC, PSC Metals-Joyce, LLC, PSC Metals-Metalics, LLC, and PSC Metals-Wooster, LLC, are principally engaged in the business of collecting and processing ferrous and non-ferrous metals. As of September 30, 2007, the Company is a wholly owned subsidiary of Philip Services Corporation (“Philip”), a Delaware corporation that is principally engaged in providing industrial outsourcing and environmental services to major industry sectors throughout North America. As discussed in Note 14, “Subsequent Events,” on November 5, 2007, Icahn Enterprises, through a direct wholly owned subsidiary, acquired all of the issued and outstanding capital stock of the Company for $335,000 in cash.

The Company collects industrial scrap metal and obsolete scrap metal, processes it into reusable forms, and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. These services are provided through the Company’s recycling facilities located in eight states. The Company’s ferrous products include primarily shredded, sheared, bundled scrap metal and other purchased scrap metal such as turnings and cast and broken furnace iron. The Company also processes non-ferrous metals including aluminum, copper, brass, stainless steel and other nickel-bearing metals.

Cappco is in the secondary steel pipe business and has multiple stocking locations throughout Canada and the United States. Cappco distributes secondary and structural grade pipe to industries that include casing, fiber optics, tunneling, foundation piling, road-boring and fabrication.

Basis of Presentation

In June 2003, Philip and substantially all of its U.S. domiciled subsidiaries, including the Company, filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On December 10, 2003, the Bankruptcy Court confirmed the Second Amended and Restated Joint Plan of Reorganization (the “Plan”). Under the terms of the Plan, Philip became wholly owned by entities owned by Mr. Carl C. Icahn. As a result, the accompanying consolidated financial statements reflect the historical push-down basis of the assets and liabilities as if the Company had been acquired by entities owned by Mr. Icahn on December 31, 2003, the effective date of control.

The accompanying unaudited consolidated financial statements have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year. Our balance sheet at December 31, 2006 is derived from the December 31, 2006 audited financial statements, but does not include all disclosures required by U.S. GAAP. These unaudited condensed consolidated financial statements included herein should be read in conjunction with the financial statements and notes for the years ended December 31, 2006, 2005 and 2004.

The Company has not changed its significant accounting and reporting policies from those disclosed in the Company's financial statements and notes for the year ended December 31, 2006, with the exception of

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 1 — Organization and Basis of Presentation  – (continued)

the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Refer to Note 5, “Income Taxes,” for the impact of the adoption of this interpretation. There have been no significant changes in the methods or assumptions used in accounting policies requiring material estimates and assumptions.

The consolidated financial statements of the Company have been prepared in U.S. dollars using U.S. GAAP.

Note 2 — Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany balances, transactions and profits have been eliminated in consolidation.

Inventories

Details of inventory are as follows:

	September 30, 2007	December 31, 2006
Ferrous	$36,278	$30,360
Non-ferrous	9,741	7,871
Secondary	22,636	20,207
	$68,655	$58,438

Impact of New Accounting Pronouncements

In September 2006, the FASB issued FASB Statement (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). This statement defines “fair value,” establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of its adoption of SFAS No. 157.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132 (“SFAS No. 158”). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The Company is required to adopt SFAS No. 158 as of December 31, 2007. The Company is evaluating the effect the adoption, of this statement, will have on its consolidated financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS No. 159”). The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs) and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to be material to our financial statements.

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 2 — Significant Accounting Policies  – (continued)

The Company adopted FIN 48 on January 1, 2007; see Note 5 — Income Taxes.

Financial Instruments

The Company’s accounts receivable, accounts payable and long-term debt constitute financial instruments. The fair value of the Company’s long-term debt is discussed in Note 7 to the Consolidated Financial Statements. The Company’s accounts receivable and accounts payable approximated their fair value for the periods ended at September 30, 2006 and December 31, 2006. Concentration of credit risk in accounts receivable is limited, due to the large number of customers the Company services throughout North America. One customer represented 10% and 13% of accounts receivable at September 30, 2007 and December 31, 2006, respectively. No one customer accounted for more than 10% of sales for both the three and nine months ended September 30, 2007 and 2006.

Note 3 — Acquisitions

On February 26, 2007, the Company acquired substantially all the assets of Ravenna Salvage, Inc., a full service scrap metal recycler in Ohio. The purchase price of $5,628 and the results of operations for the two yards acquired are reflected in the consolidated results of the Company from the date of acquisition.

On June 20, 2007, the Company acquired substantially all the assets of Midwest Sales, LLC, a full service scrap metal recycler in Missouri. The purchase price of $1,307 and the results of operations for the two yards acquired are reflected in the consolidated results of the Company from the date of acquisition.

On September 10, 2007, the Company acquired substantially all the assets of Wimco Operating Company, Inc., a full service scrap metal recycler in Ohio. The purchase price of $39,960 and the results of operations for these five yards and trucking fleet are reflected in the consolidated results of the Company from the date of acquisition.

The following is a summary of the estimated fair values of the assets acquired and liabilities assumed as of the date of the acquisition:

	Ravenna	Midwest	Wimco
Net working capital	$693	$300	$14,705
Property, plant and equipment	3,935	595	9,879
Intangibles	1,000	—	5,000
Goodwill	—	412	14,496
Environmental reserve	—	—	(4,120)
	$5,628	$1,307	$39,960

Goodwill of $14,908 represents the excess of purchase price over the fair value of the net tangible and identified intangible assets acquired. $10,788 of the goodwill is deductible for tax purposes over a 15-year period and $4,120 is deductible for tax purposes in the period environmental reserve payments are made. In accordance with SFAS No. 142, goodwill is allocated to a reporting unit level and tested for impairment at least annually.

Note 4 — Marketable Securities

Marketable securities consist of shares of common stock of Keystone Consolidated Industries, Inc. (“Keystone”), acquired in bankruptcy settlement, and held for resale. In 2006, the Company determined the value of Keystone common stock it received from the emergence of the bankruptcy protection. As such,

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 4 — Marketable Securities  – (continued)

590,033 shares of common stock at a valuation of $1,180 were recorded as marketable securities, available-for-sale. Also, during 2006, the Company sold 220,500 shares for $3,626 recording a gain on sale of $3,185.

As of September 30, 2007, the marketable securities consist of 369,533 shares of Keystone common stock. Any unrealized gains or losses with respect to investments classified as available-for-sale are recognized within the Consolidated Statement of Shareholder’s Equity as accumulated other comprehensive income, net of deferred taxes. At September 30, 2007, the fair value of the securities was an asset of $6,855 and the Company recorded a gross unrealized gain of $1,312 (including the tax effect of $459) for the nine months ended September 30, 2007.

Note 5 — Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS No. 109, the Company provides deferred income taxes for the tax effects of temporary differences between the financial reporting and income tax basis of the Company’s assets and liabilities.

As of December 31, 2006, the Company had federal net operating loss carryforwards in the United States of approximately $100.

The Company is a part of an affiliated group of corporations controlled by Carl C. Icahn and filed as part of a consolidated federal income tax return for the years ended December 31, 2006, 2005 and 2004. The ultimate parent entity of Philip and the affiliated group of corporations controlled by Mr. Icahn is Starfire Holding Corporation (“Starfire”). The tax provision was prepared on a separate company basis as if the company filed a stand-alone tax return.

For the year ending December 31, 2007, the Company anticipates the effective tax rate on continuing operations to be approximately 41.05%, and the Company anticipates the release of the valuation allowance based on the projected pretax income for 2008 and 2007, respectively.

In June 2006, the FASB issued FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and provides guidance on the recognition, de-recognition, and measurement of benefits related to an entity’s uncertain tax positions. FIN 48 is effective for the Company beginning January 1, 2007. At the adoption date of January 1, 2007, the Company had $1,340 of unrecognized tax uncertainties including $77 of interest and penalties, of which $1,340 would affect the Company’s effective tax rate if recognized. During the nine month period ended September 30, 2007, the Company recognized no additional unrecognized tax uncertainties, interest or penalties. As of September 30, 2007, there were no unrecognized tax uncertainties that are expected to significantly increase or decrease within the next 12 months.

Note 6 — Depreciation Expense

Details of depreciation expense are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cost of sales	$3,264	$2,730	$7,079	$4,630
Selling, general and administration	65	67	196	407
	$3,329	$2,797	$7,275	$5,037

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 7 — Long-Term Debt

	September 30, 2007	December 31, 2006
Loans collateralized by certain assets having a net book value of $2,723 bearing interest at a weighted average fixed rate of 8.6% (2006 — 5.5%) maturing at various dates up to 2020	$36,756	$1,747
Obligations under capital leases on equipment bearing interest at rates varying from 5% to 8% maturing at various dates to 2011	292	512
	37,048	2,259
Less current maturities of long-term debt	35,114	652
	$1,934	$1,607

As a wholly owned subsidiary of Philip, the Company is jointly and severably liable for debt obligations of its Parent.

Credit Agreement

On December 30, 2004, Philip and its subsidiaries, including the Company, entered into a credit agreement with UBS Securities LLC, as lead arranger, and three other financial institutions, of up to $120,000, which matures on December 30, 2009. The Company is a co-borrower under the credit agreement and has granted a security interest in substantially all of its assets to secure its obligations, thereunder. The credit agreement provides for a revolving line of credit, subject to a borrowing base formula calculated on eligible accounts receivable and eligible scrap metal inventory. Borrowings under the credit agreement bear interest at a rate equal to the base rate (which is based on the UBS AG Bank “prime rate”) plus 1.00%, 1.25% or 1.50% depending on Philip’s total liquidity (greater than $50,000, $25,000 to $50,000 and less than $25,000, respectively). Total liquidity is generally defined in the credit agreement as the sum of the borrowing base availability (determined monthly) and the available cash. The credit agreement will generally be used to issue letters of credit to support financial assurance needs related to insurance, environmental, bonding and vendor programs. The letters of credit bear an annual fee of 2.0%. Philip had undrawn capacity of $23,416 and $64,077 at September 30, 2007 and December 31, 2006, respectively, no borrowings outstanding and outstanding letters of credit of $61,984 and $55,674 at September 30, 2007 and December 31, 2006, respectively.

As of September 30, 2007 and December 31, 2006, Philip was required to maintain the following financial covenants under the credit agreement: (i) maximum leverage, which is consolidated indebtedness to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), ratio of 5 to 1, (ii) maximum senior leverage, which is consolidated indebtedness less all subordinated indebtedness to consolidated EBITDA, ratio of 3 to 1 and (iii) minimum fixed charge coverage, which is consolidated EBITDA to the sum of consolidated interest expense, capital expenditures, cash tax payments and principal payments, ratio of 1.1 to 1. Financial covenants are not tested if total liquidity is $25 million or greater. At September 30, 2007 and December 31, 2006, Philip was in compliance with the covenants under the credit agreement.

The various components of long-term debt described in this note are financial instruments. As of September 30, 2007 and December 31, 2006, the carrying value of the Company’s debt approximated its fair market value.

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 8 — Accrued Liabilities

Accrued liabilities consist of the following:

	September 30, 2007	December 31, 2006
Accrued employee compensation and benefit costs	$5,471	$4,460
Accrued purchases	1,062	984
Income taxes payable to parent	3,042	1,835
Accrued closure, severance and restructuring costs	486	438
Insurance claims outstanding	888	476
Accrued other	259	317
Accrued property and commodity taxes	863	137
	$12,071	$8,647

The Company determines its insurance claims’ liabilities using actuarial principles on an undiscounted basis. The Company retains liability for (i) auto and general liability claims of up to $1,000 for each occurrence and (ii) certain property claims of up to $2,000 for each occurrence. Other than for Ohio, the Company retains liability for workers’ compensation claims of up to $1,000 for each occurrence. In Ohio, the Company is in the State Fund which is administered by the Bureau of Workers Compensation (the “Bureau”). The Bureau makes payments for all workers’ compensation benefits out of the premiums the Company pays into the State Fund.

To the extent that any insurance carrier is unable to meet its obligations under existing insurance policies, the Company could be liable for the defaulted amount. From time to time, other retention/deductible amounts apply because claims arise under policies of subsidiary, acquired or predecessor companies.

Note 9 — Contingencies

The Company is not currently a party to any material pending legal proceedings, other than routine matters incidental to its business, and no material developments have occurred in any such proceedings. The Company is unable to predict the outcome of the foregoing matters and cannot provide assurance that these or future matters will not have a material adverse effect on the results of operations or financial position of the Company.

The Company is subject to federal, state, local and foreign environmental laws and regulations concerning discharges to the air, soil, surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials and hazardous substances. The Company is also subject to other federal, state, local and foreign laws and regulations including those that require the Company to remove or mitigate the effects of the disposal or release of certain materials at various sites.

It is impossible to predict precisely what effect these laws and regulations will have on the Company in the future. Compliance with environmental laws and regulations may result in, among other things, capital expenditures, costs and liabilities. Management believes, based on past experience and its best assessment of future events, that these environmental liabilities and costs will be assessed and paid over an extended period of time. The Company believes that it will be able to fund such costs in the ordinary course of business.

Certain of the Company’s facilities are environmentally impaired in part as a result of operating practices at the sites prior to their acquisition by the Company and as a result of Company operations. The Company has established procedures to periodically evaluate these sites, giving consideration to the nature and extent of the contamination. The Company has provided for the remediation of these sites based upon management’s

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 9 — Contingencies  – (continued)

judgment and prior experience. The Company has estimated the liability to remediate these sites to be $24,012 and $19,861 at September 30, 2007 and December 31, 2006, respectively.

The Company has been named as a potentially responsible or liable party under U.S. federal and state superfund laws in connection with various sites. It is alleged that the Company and its subsidiaries or their predecessors transported waste to the sites, disposed of waste at the sites, or operated the sites in question. The Company has reviewed the nature and extent of the allegations, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Based on its review, the Company has accrued its estimate of its liability to remediate these sites to be $0 at September 30, 2007 and December 31, 2006. If it is determined that more expensive remediation approaches are required in the future, the Company could incur additional obligations, which could be material.

Estimates of the Company’s liability for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult to make, and the ultimate outcome may differ from current estimates. As additional information becomes available, estimates are adjusted. It is possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could alter estimates and necessitate the recording of additional liabilities, which could be material. Moreover, because the Company has disposed of waste materials at numerous third-party disposal facilities, it is possible that the Company will be identified as a potentially responsible party at additional sites. The impact of such future events cannot be estimated at the current time.

Note 10 — Common Stock

	September 30, 2007	December 31, 2006
Share capital consists of:
Authorized: 100 shares of common stock, issued and outstanding:
Quantity	1	1
Par value per share	$1.00	$1.00

Note 11 — Consolidated Statement of Cash Flows

Changes in assets and liabilities are as follows:

	September 30, 2007	September 30, 2006
Accounts receivable	$(29,191)	$(7,453)
Inventories	(3,976)	(973)
Prepaid and other current assets	1,207	(284)
Other assets	7,056	(906)
Accounts payable	2,287	(1,774)
Accrued liabilities	506	1,845
	$(22,111)	$(9,545)

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 11 — Consolidated Statement of Cash Flows  – (continued)

The supplemental cash flow disclosures are as follows:

	September 30, 2007	September 30, 2006
Interest paid	$531	$126
Income taxes paid, net of refunds	$1,638	$212

Note 12 — Employee Benefit Plans

401(k) plan

The Company offers a 401(k) plan covering all U.S. employees, with the exception of the Columbus Hourly Union employees. The Company provides a matching contribution equal to 50% of the employee’s pre-tax contribution to a maximum of $3 per year. The Company’s contributions to the Columbus Hourly Union’s 401(k) Plan are made in accordance with the Collective Bargaining Agreement. Total Company contributions to both plans for the periods ended September 30, 2007 and 2006 were $587 and $577, respectively.

Forfeitures of unvested Company contributions are used to reduce future Company matching contributions.

Pension Plans

The Company made cash contributions for the periods ended September 30, 2007 and 2006 of $21 and $59, respectively. Based on estimates provided by its actuaries, the Company expects to make cash funding contributions to its pension plans of approximately $40 during 2007.

Note 13 — Related Parties

During the first two months of 2005, Philip’s largest stockholder, Carl C. Icahn, participated in Philip’s payment-in-kind facilities through entities he controlled. During 2004 Mr. Icahn also participated in the term debt facilities. Philip repaid in full the $150,000 term loan provided by Mr. Icahn during 2004. Mr. Icahn controlled $0 and approximately $14,316 of Philip’s debt as of December 31, 2005 and 2004, respectively, and was associated with approximately $56 and $8,570 in interest expense and fees for the years ended December 31, 2005 and 2004, respectively.

Philip has entered into a Tax Allocation Agreement (the “Agreement”) with Starfire. The Agreement provides that Starfire will pay all consolidated federal income taxes on behalf of the consolidated group which includes Philip. Philip will make payments to Starfire in an amount equal to the tax liability, if any, that it would have if it was to file as a consolidated group separate and apart from Starfire.

The Company uses XO Communications, Inc. to provide the majority of its telecommunications services and incurred $281 and $352 for the periods ended September 30, 2007 and 2006, respectively. Mr. Icahn owns a majority interest in XO Communications, Inc.

The Company sold material to Alliance Castings of approximately $11,025 and $9,105 for the periods ended September 30, 2007 and 2006, respectively. Mr. Icahn is a major shareholder of this company.

Included in selling, general and administrative costs are $27 and $27 for the three months ended September 30, 2007 and 2006, respectively, and $81 and $79 for the nine months ended September 30, 2007 and 2006, respectively, paid to Philip for certain services provided to the Company.

PSC METALS, INC.

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
September 30, 2007
(Amounts in Thousands Except Share Price)

Note 14 — Subsequent Events

On November 5, 2007, Icahn Enterprises, through a direct wholly owned subsidiary, purchased 100% of the issued and outstanding capital stock of the Company in exchange for approximately $335,000 in cash and the Company became an indirect wholly owned subsidiary of Icahn Enterprises. Philip used a portion of the proceeds to pay the Company’s portion of the joint credit agreement, approximately $34,600, and the Company was released from all claims, guarantees and future obligations under the credit agreement. In addition, Philip used proceeds to collateralize the Company’s letters of credit of approximately $6,300.

The Company is currently under negotiations to enter into a $100,000 asset-based borrowing agreement. Subsequent to the closing of the borrowing agreement, the Company will fund its letters of credit from its borrowing base and funds used to collateralize the letters of credit by Philip will be released.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to give effect to:

•	the acquisition on November 5, 2007 of all of the issued and outstanding stock of PSC Metals, Inc. (“PSC Metals”); and
•	the pending sale of American Casino & Entertainment Properties LLC (“ACEP”), an indirect wholly owned subsidiary of Icahn Enterprises L.P (“Icahn Enterprises”), formerly known as American Real Estate Partners, L.P.

The unaudited pro forma condensed combined financial information is based on the (i) historical financial statements of Icahn Enterprises, (ii) historical consolidated financial statements of PSC Metals, which financial statements are included elsewhere in this current report on Form 8-K and (iii) historical financial statements of ACEP, as well as in each case the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed combined financial information.

The acquisition of PSC Metals is accounted for as a combination of entities under common control and recorded at the historical pushdown basis of the assets and liabilities acquired at the effective date of control, December 31, 2003, by Icahn Enterprises. The unaudited pro forma condensed combined balance sheet at September 30, 2007, included herein, includes the pro forma combination of Icahn Enterprises and PSC Metals.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and 2006 (i) combine the historical unaudited consolidated statements of operations of PSC Metals for each such period and (ii) reflect the combination of such entity with Icahn Enterprises during the period of common control, commencing January 1, 2004.

The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2006, 2005 and 2004 (i) combine the historical audited consolidated statements of operations of PSC Metals for each such period and (ii) reflect the combination of such entity with Icahn Enterprises during the period of common control, commencing January 1, 2004.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 is presented as if the pending sale of ACEP occurred on September 30, 2007. In its quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2007, Icahn Enterprises reported the financial position and results of operations of ACEP as assets and liabilities held for sale in its consolidated balance sheet as of September 30, 2007 and discontinued operations in its consolidated statements of operations for the nine months ended September 30, 2007 and 2006. In its current report on Form 8-K filed with the SEC on December 5, 2007, Icahn Enterprises reported the financial position and results of operations of ACEP as assets and liabilities held for sale in its consolidated balance sheets as of December 31, 2006 and 2005, and discontinued operations in its consolidated statements of operations for each of the three years in the period ended December 31, 2006, respectively.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that Icahn Enterprises will obtain in the future, or that Icahn Enterprises would have obtained if the acquisition of PSC Metals and pending sale of ACEP were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Icahn Enterprises believes are reasonable. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Icahn Enterprises included in its annual reports on Form 10-K and quarterly reports on Form 10-Q, and related amendments.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2007
(In $000s)

	Historical			Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Subtotal	Acquisition of PSC Metals(1)	Sale of ACEP(2)		Pro Forma Results
ASSETS
Investment Management:
Cash and cash equivalents	$4,095	$—	$4,095	$—	$—		$4,095
Cash held at consolidated affiliated partnerships and restricted cash	1,136,546	—	1,136,546	—	—		1,136,546
Securities owned, at fair value	5,585,669	—	5,585,669	—	—		5,585,669
Unrealized gains on derivative contracts, at fair value	55,855	—	55,855	—	—		55,855
Due from brokers	1,600,306	—	1,600,306	—	—		1,600,306
Other assets	154,003	—	154,003	—	—		154,003
	8,536,474	—	8,536,474	—	—		8,536,474
Holding Company and other operations:
Cash and cash equivalents	2,836,403	3,302	2,839,705	(335,000)(3a)	1,096,112	(4a)	3,600,817
Restricted cash	41,405	—	41,405	—	—		41,405
Investments	501,604	6,855	508,459	—	—		508,459
Unrealized gains on derivative contracts, at fair value	1,849	—	1,849	—	—		1,849
Inventories, net	233,865	68,655	302,520	—	—		302,520
Trade, notes and other receivables, net	148,742	94,911	243,653	—	—		243,653
Assets of discontinued operations held for sale	646,278	—	646,278	—	(589,054)(4b)		57,224
Property, plant and equipment, net	445,365	78,365	523,730	—	—		523,730
Intangible assets and goodwill	20,400	14,908	35,308	—	—		35,308
Other assets	51,700	35,775	87,475	—	—		87,475
	4,927,611	302,771	5,230,382	(335,000)	507,058		5,402,440
Total assets	$13,464,085	$302,771	$13,766,856	$(335,000)	$507,058		$13,938,914
LIABILITIES AND PARTNERS' EQUITY
Investment Management:
Accounts payable, accrued expenses and other liabilities	$29,219	$—	$29,219	$—	$—		$29,219
Deferred management fee payable to related party	146,863	—	146,863	—	—		146,863
Subscriptions received in advance	23,336	—	23,336	—	—		23,336
Payable for purchases of securities	211,279	—	211,279	—	—		211,279
Securities sold, not yet purchased, at fair value	1,068,262	—	1,068,262	—	—		1,068,262
Unrealized losses on derivative contracts, at fair value	116,498	—	116,498	—	—		116,498
	1,595,457	—	1,595,457	—	—		1,595,457

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET – (continued)
September 30, 2007
(In $000s)

	Historical			Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Subtotal	Acquisition of PSC Metals(1)	Sale of ACEP(2)		Pro Forma Results
Holding company and other operations:
Accounts payable	76,487	32,740	109,227	—	—		109,227
Accrued expenses and other liabilities	113,235	13,411	126,646	—	255,484	(4c)	382,130
Unrealized losses on derivative contracts, at fair value	5,687	—	5,687	—	—		5,687
Accrued environmental costs	—	24,012	24,012	—	—		24,012
Liabilities of discontinued operations held for sale	314,895	—	314,895	—	(302,698)(4b)		12,197
Long-term debt	2,040,058	37,048	2,077,106	—	—		2,077,106
Preferred limited partnership units	122,049	—	122,049	—	—		122,049
	2,672,411	107,211	2,779,622	—	(47,214)		2,732,408
Total Liabilities	4,267,868	107,211	4,375,079	—	(47,214)		4,327,865
Commitments and contingencies
Non-controlling interests in consolidated entities:
Investment Management	6,601,480	—	6,601,480	—	—		6,601,480
Holding Company and other operations	164,472	—	164,472	—	—		164,472
	6,765,952	—	6,765,952	—	—		6,765,952
Partners’ equity:
Partners' equity	2,430,265	195,560	2,625,825	(335,000)(3a)	554,272	(4d)	2,845,097
Total liabilities and partners' equity	$13,464,085	$302,771	$13,766,856	$(335,000)	$507,058		$13,938,914

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2007
(In 000s, Except Per Unit Data)

	Historical		Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Acquisition of PSC Metals(3b)	Pro Forma Results
Revenues:
Investment Management:
Interest, dividends and other income	$133,045	$—	$—	$133,045
Net gain from investment activities	554,223	—	—	554,223
Management fees, related parties	7,494	—	—	7,494
	694,762	—	—	694,762
Holding Company and other operations:
Metals	—	622,282	—	622,282
Real Estate	83,617	—	—	83,617
Home Fashion	531,109	—	—	531,109
Interest and other income	114,860	172	—	115,032
Net gain from investment activities	75,647	—	—	75,647
Other income, net	28,478	—	—	28,478
	833,711	622,454	—	1,456,165
Total revenues	1,528,473	622,454	—	2,150,927
Expenses:
Investment Management	82,934	—	—	82,934
Holding Company and other operations:
Metals	—	594,253	—	594,253
Real Estate	73,416	—	—	73,416
Home Fashion	656,158	—	—	656,158
Holding Company expenses	24,564	—	—	24,564
Interest expense	98,689	532	—	99,221
	852,827	594,785	—	1,447,612
Total expenses	935,761	594,785	—	1,530,546
Income from continuing operations before income taxes and non-controlling interests in income of consolidated entities	592,712	27,669	—	620,381
Income tax expense	(13,267)	(540)	—	(13,807)
Non-controlling interests in (income) loss of consolidated entities:			—
Investment Management	(417,242)	—	—	(417,242)
Holding Company and other operations	43,644	—	—	43,644
	(373,598)	—	—	(373,598)
Income from continuing operations	$205,847	$27,129	$—	$232,976
Income from continuing operations applicable to:
Limited partners(5)	$29,320			$29,320
Earnings per limited partnership unit:
Basic	$0.47			$0.47
Diluted	$0.47			$0.47
Weighted average limited partnership units outstanding:
Basic	63,533			63,533
Diluted	63,533			63,533

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2006
(In 000s, Except Per Unit Data)

	Historical		Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Acquisition of PSC Metals(3b)	Pro Forma Results
Revenues:
Investment Management:
Interest, dividends and other income	$45,115	$—	$—	$45,115
Net gain from investment activities	571,774	—	—	571,774
	616,889	—	—	616,889
Holding Company and other operations:
Metals	—	556,143	—	556,143
Real Estate	101,316	—	—	101,316
Home Fashion	672,350	—	—	672,350
Interest and other income	33,798	718	—	34,516
Net gain from investment activities	84,830	—	—	84,830
Other income, net	13,535	—	(440)	13,095
	905,829	556,861	(440)	1,462,250
Total revenues	1,522,718	556,861	(440)	2,079,139
Expenses:
Investment Management	45,600	—	—	45,600
Holding Company and other operations:
Metals	—	521,360	—	521,360
Real Estate	78,235	—	—	78,235
Home Fashion	777,517	—	—	777,517
Holding Company expenses	19,093	—	—	19,093
Interest expense	63,769	126	—	63,895
	938,614	521,486	—	1,460,100
Total expenses	984,214	521,486	—	1,505,700
Income from continuing operations before income taxes and non-controlling interests in income of consolidated entities	538,504	35,375	(440)	573,439
Income tax (expense) benefit	(1,720)	2,101	—	(381)
Non-controlling interests in (income) loss of consolidated entities:
Investment Management	(422,337)	—	—	(422,337)
Holding Company and other operations	47,876	—	—	47,876
	(374,461)	—	—	(374,461)
Income from continuing operations	$162,323	$37,476	$(440)	$199,359
Income from continuing operations applicable to:
Limited partners(5)	$15,997			$15,566
Earnings per limited partnership unit:
Basic	$0.25			$0.25
Diluted	$0.25			$0.25
Weighted average limited partnership units outstanding:
Basic	61,857			61,857
Diluted	61,857			61,857

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2006
(In 000s, Except Per Unit Data)

	Historical		Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Acquisition of PSC Metals(3b)	Pro Forma Results
Revenues:
Investment Management:
Interest, dividends and other income	$73,563	$—	$—	$73,563
Net gain from investment activities	1,030,740	—	—	1,030,740
	1,104,303	—	—	1,104,303
Holding Company and other operations:
Metals	—	710,054	—	710,054
Real Estate	132,610	—	—	132,610
Home Fashion	890,840	—	—	890,840
Interest and other income	50,433	5,144	—	55,577
Net gain from investment activities	91,308	—	—	91,308
Other income, net	20,828	—	(1,540)	19,288
	1,186,019	715,198	(1,540)	1,899,677
Total revenues	2,290,322	715,198	(1,540)	3,003,980
Expenses:
Investment Management	79,735	—	—	79,735
Holding Company and other operations:
Metals	—	667,118	—	667,118
Real Estate	105,825	—	—	105,825
Home Fashion	1,034,216	—	—	1,034,216
Holding Company expenses	25,822	—	—	25,822
Interest expense	85,298	160	—	85,458
	1,251,161	667,278	—	1,918,439
Total expenses	1,330,896	667,278	—	1,998,174
Income from continuing operations before income taxes and non-controlling interests in income of consolidated entities	959,426	47,920	(1,540)	1,005,806
Income tax benefit (expense)	(2,156)	2,845	—	689
Non-controlling interests in (income) loss of consolidated entities:
Investment Management	(763,137)	—	—	(763,137)
Holding Company and other operations	65,827	—	—	65,827
	(697,310)	—	—	(697,310)
Income from continuing operations	$259,960	$50,765	$(1,540)	$309,185
Income from continuing operations applicable to:
Limited partners(5)	$2,133			$624
Earnings per limited partnership unit:
Basic	$0.03			$0.01
Diluted	$0.03			$0.01
Weighted average limited partnership units outstanding:
Basic	61,857			61,857
Diluted	61,857			61,857

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2005
(In 000s, Except Per Unit Data)

	Historical		Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Acquisition of PSC Metals(3b)	Pro Forma Results
Revenues:
Investment Management:
Interest, dividends and other income	$47,436	$—	$—	$47,436
Net gain from investment activities	305,440	—	—	305,440
	352,876	—	—	352,876
Holding Company and other operations:
Metals	—	600,989	—	600,989
Real Estate	98,392	—	—	98,392
Home Fashion	441,771	—	—	441,771
Interest and other income	41,174	1,457	—	42,631
Net loss from investment activities	(21,260)	—	—	(21,260)
Other income, net	9,749	—	(443)	9,306
	569,826	602,446	(443)	1,171,829
Total revenues	922,702	602,446	(443)	1,524,705
Expenses:
Investment Management	26,050	—	—	26,050
Holding Company and other operations:
Metals	—	569,836	—	569,836
Real Estate	81,596	—	—	81,596
Home Fashion	462,115	—	—	462,115
Holding Company expenses	17,142	—	—	17,142
Interest expense	72,328	278	—	72,606
	633,181	570,114	—	1,203,295
Total expenses	659,231	570,114	—	1,229,345
Income from continuing operations before income taxes and non-controlling interests in income of consolidated entities	263,471	32,332	(443)	295,360
Income tax expense	(2,271)	(8,907)	—	(11,178)
Non-controlling interests in (income) loss of consolidated entities:
Investment Management	(241,361)	—	—	(241,361)
Holding Company and other operations	9,466	—	—	9,466
	(231,895)	—	—	(231,895)
Income from continuing operations	$29,305	$23,425	$(443)	$52,287
Loss from continuing operations applicable to:
Limited partners(5)	$(48,469)			$(48,903)
Loss per limited partnership unit:
Basic	$(0.90)			$(0.91)
Diluted	$(0.90)			$(0.91)
Weighted average limited partnership units outstanding:
Basic	54,085			54,085
Diluted	54,085			54,085

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(In 000s, Except Per Unit Data)

	Historical		Pro Forma Adjustments
	Icahn Enterprises	PSC Metals(1)	Acquisition of PSC Metals(3b)	Pro Forma Results
Revenues:
Investment Management:
Interest, dividends and other income	$2,846	$—	$—	$2,846
Net gain from investment activities	59,254	—	—	59,254
	62,100	—	—	62,100
Holding Company and other operations:
Metals	—	660,172	—	660,172
Real Estate	60,123	—	—	60,123
Interest and other income	41,096	4,502	—	45,598
Net gain from investment activities	16,540	—	—	16,540
Other income, net	7,913	—	—	7,913
	125,672	664,674	—	790,346
Total revenues	187,772	664,674	—	852,446
Expenses:
Investment Management	1,976	—	—	1,976
Holding Company and other operations:
Metals	—	582,105	—	582,105
Real Estate	49,166	—	—	49,166
Holding Company expenses	4,741	—	—	4,741
Interest expense	28,381	2,405	—	30,786
	82,288	584,510	—	666,798
Total expenses	84,264	584,510	—	668,774
Income from continuing operations before income taxes and non-controlling interests	103,508	80,164	—	183,672
Income tax benefit (expense)	(81)	18,949	—	18,868
Non-controlling interests in income of consolidated entities:
Investment Management	(48,649)	—	—	(48,649)
Income from continuing operations	$54,778	$99,113	$—	$153,891
Income from continuing operations applicable to:
Limited partners(5)	$22,677			$22,677
Earnings per limited partnership unit:
Basic	$0.49			$0.49
Diluted	$0.49			$0.49
Weighted average limited partnership units outstanding:
Basic	46,098			46,098
Diluted	46,098			46,098

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Acquisition of PSC Metals, Inc.

On November 5, 2007, Icahn Enterprises acquired, through a subsidiary, all of the issued and outstanding capital stock of PSC Metals from Philip Services Corporation (“Philip”) for $335.0 million in cash. PSC Metals is engaged in transporting, recycling and processing metals.

Carl C. Icahn indirectly owns a 95.6% interest and Icahn Enterprises indirectly owns the remaining 4.4% interest in Philip. The transaction was approved by a special committee of independent members of the board of directors of Icahn Enterprises. The special committee was advised by its own legal counsel and independent financial advisor with respect to the transaction. The special committee received an opinion from its financial advisor as to the fairness to Icahn Enterprises, from a financial point of view, of the consideration paid by Icahn Enterprises.

PSC Metals is considered an entity under common control with Icahn Enterprises. Accordingly, the accompanying unaudited pro forma condensed combined financial statements include the net assets and results of operations of PSC Metals during the period of common control.

2. Pending Sale of American Casino & Entertainment Properties LLC

On April 22, 2007, American Entertainment Properties Corp. (“AEP”), a wholly owned indirect subsidiary of Icahn Enterprises, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman Sachs & Co. to sell all of the issued and outstanding membership interests of ACEP, which comprises all of the remaining gaming operation, for $1.3 billion, plus or minus certain adjustments such as working capital, more fully described in the agreement. Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay from funds provided by AEP, the principal, interest, prepayment penalty or premium due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility. With this transaction, Icahn Enterprises anticipates realizing a gain of approximately $0.57 billion on its investments in ACEP, after income taxes. ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction by the end of the first quarter of fiscal 2008; however, there can be no assurance that the transaction will be consummated.

3. Pro Forma Adjustments — Acquisition of PSC Metals, Inc.

3a	Cash paid for the acquisition of all issued and outstanding stock of PSC Metals.
3b	As a result of the acquisition, we have adjusted for dividends paid by PSC Metals to Philip, its parent company in which one of our subs owned a 4.4% interest in. There are no agreements or other arrangements that require further adjustment to the pro forma condensed combined statements of operations.

4. Pro Forma Adjustments — Disposition of ACEP

4a	To record the following adjustments to cash:

(in 000s)
Estimated gross proceeds from sale of ACEP	$1,300,000
Add: net working capital	71,575
Total proceeds	1,371,575
Repayment of long-term debt	(255,000)
Debt early redemption fees	(8,600)
Net proceeds	1,107,975
Estimated transaction costs	(6,863)
Stay bonuses	(5,000)
Total adjustments to cash	$1,096,112

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

4. Pro Forma Adjustments — Disposition of ACEP  – (continued)

4b	Reflects the elimination of the September 30, 2007 carrying value of the assets and liabilities of ACEP.
4c	Reflects the estimated amount of income taxes payable relating to the sale of ACEP.
4d	Reflects the amount of the estimated net gain on the transaction, net of income taxes.

5. Earnings per Limited Partnership Unit

Basic earnings per LP unit are based on earnings attributable to Icahn Enterprises’ limited partners. Earnings of PSC Metals prior to the acquisition by Icahn Enterprises on November 5, 2007 are allocated to the general partner for accounting purposes and pro forma presentation. Therefore, these earnings are excluded from the computation of basic and diluted earnings per LP unit.